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                                                                    EXHIBIT 5.1


                                 January 9, 1997



Party City Corporation
400 Commons Way
Rockaway, New Jersey 07866

Ladies and Gentlemen:

      This opinion is delivered to you in connection with the Registration Statement on Form S-8 (the "Registration Statement"), which will be filed with the U.S. Securities and Exchange Commission on or about January 9, 1997 by Party City Corporation (the "Company") under the Securities Act of 1933, as amended (the "Act") for registration under said the Act of up to 640,000 shares (the "S-8 Shares") of Common Stock, $.01 par value, of the Company to be sold and issued by the Company pursuant to (i) its Amended and Restated 1994 Stock Option Plan (the "Plan"), and (ii) Stock Option Agreements with Non-Employee Directors (the "Option Agreements").

      We are familiar with the Articles and Incorporation, the corporate minute book and the Bylaws of the Company, the Plan, the Option Agreements and the Registration Statement. We have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the S-8 Shares. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this option.

      Based upon and subject to the foregoing, we are of the opinion that upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the S-8 Shares pursuant to the S-8 Prospectus described in the Registration Statement and upon completion of the proceedings being taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the S-8 Shares will be legally issued, fully paid and nonassessable.
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Party City Corporation
January 9, 1997
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      We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the reference to our firm in the Registration Statement under the caption "Interests of Named Experts and Counsel."


                                    Very truly yours,



                                    ST. JOHN & WAYNE, L.L.C.